                                                                      Exhibit 20


                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   April 1, 1999 to April 30, 1999
Distribution Date:   May 17, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/B/C Note Amount
                                                                                                            or Certificate Amount
                                                                                                          -------------------------
(i)     Principal Distribution
          Class A-1 Note Amount                                                                      0.00                 0.0000000
          Class A-2 Note Amount                                                                      0.00                 0.0000000
          Class A-3 Note Amount                                                             19,810,676.86               132.0711790
          Class A-4 Note Amount                                                                      0.00                 0.0000000
          Class A-5 Note Amount                                                                      0.00                 0.0000000
          Class A-P Note Amount                                                              4,256,333.12                34.0506649
          Class B Note Amount                                                                2,212,700.40                34.7799497
          Class C Note Amount                                                                  845,152.78                34.7799497
          Certificates Amount                                                                  441,054.69                25.5239980


(ii)    Interest Distribution
          Class A-1 Note Amount                                                                      0.00                 0.0000000
          Class A-2 Note Amount                                                                      0.00                 0.0000000
          Class A-3 Note Amount                                                                323,826.98                 2.1588466
          Class A-4 Note Amount                                                                758,500.00                 5.1250000
          Class A-5 Note Amount                                                                790,625.00                 5.2083333
          Class A-P Note Amount                                                                400,257.03                 3.2020562
          Class B Note Amount                                                                  213,152.98                 3.3504083
          Class C Note Amount                                                                   85,937.97                 3.5365421
          Certificates Amount                                                                   84,960.77                 4.9167112


(iii)   Total Pool Balance of Notes and Certificates (end of Collection Period)            482,809,812.24


(iv)    Class A-1 Notes Balance (end of Collection Period)                                           0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                  0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                           0.00
        Class A-2 Pool Factor (end of Collection Period)                                                                  0.0000000
        Class A-3 Notes Balance (end of Collection Period)                                  43,892,992.06
        Class A-3 Pool Factor (end of Collection Period)                                                                  0.2926199
        Class A-4 Notes Balance (end of Collection Period)                                 148,000,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                                  1.0000000

        Class A-5 Notes Balance (end of Collection Period)                                 151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                                  1.0000000
        Class A-P Notes Balance (end of Collection Period)                                  73,842,598.84
        Class A-P Pool Factor (end of Collection Period)                                                                  0.5907408
        Class B Notes Balance (end of Collection Period)                                    38,387,866.68
        Class B Pool Factor (end of Collection Period)                                                                    0.6033931
        Class C Notes Balance (end of Collection Period)                                    14,662,451.43
        Class C Pool Factor (end of Collection Period)                                                                    0.6033931
        Certificates Balance (end of Collection Period)                                     12,223,903.22
        Certificates Pool Factor (end of Collection Period)                                                               0.7074018

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   April 1, 1999 to April 30, 1999
Distribution Date:   May 17, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/B/C Note Amount
                                                                                                            or Certificate Amount
                                                                                                          -------------------------
(v)     Basic Servicing Fee                                                                    425,313.11                 0.4066226


(vi)    Aggregate Realized Losses                                                            1,673,433.22
        Aggregate Net Losses                                                                 1,017,194.95


(vii)   Reserve Account Balance after Giving Effect to Payments                             19,312,392.49
        Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments                   19,312,392.49
        Made on Distribution Date
        Distribution to Seller from Reserve Account                                          1,102,636.71
        Draws on Reserve Account                                                                    (0.00)
        Deposits to Reserve Account                                                                  0.00
        Class C Reserve Account Balance after Giving Effect to Payments                      3,621,073.59
        Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                     3,621,073.59
        Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                    206,744.39
        Draws on Class C Reserve Account                                                             0.00
        Deposits to Class C Reserve Account                                                          0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                                 0.00                 0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                                 0.00                 0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                                 0.00                 0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                                 0.00                 0.0000000
        Class A-5 Notes Interest Carryover Shortfall                                                (0.00)                0.0000000
        Class A-P Notes Interest Carryover Shortfall                                                 0.00                 0.0000000
        Class B Notes Interest Carryover Shortfall                                                   0.00                 0.0000000
        Class C Notes Interest Carryover Shortfall                                                   0.00                 0.0000000
        Certificates Interest Carryover Shortfall                                                    0.00                 0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                                0.00                 0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                                0.00                 0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                                0.00                 0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                                0.00                 0.0000000
        Class A-5 Notes Principal Carryover Shortfall                                                0.00                 0.0000000
        Class A-P Notes Principal Carryover Shortfall                                                0.00                 0.0000000
        Class B Notes Principal Carryover Shortfall                                                  0.00                 0.0000000
        Class C Notes Principal Carryover Shortfall                                                  0.00                 0.0000000
        Certificates Principal Carryover Shortfall                                                   0.00                 0.0000000

                         KEY AUTO FINANCE TRUST 1997-2
            MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   April 1, 1999 to April 30, 1999
Distribution Date:   May 17, 1999


Statement for Class A, Class B and Class C Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/B/C Note Amount
                                                                                                            or Certificate Amount
                                                                                                          -------------------------
(ix)    Additional Principal Distributable Amount                                                    0.00


(x)     Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                     0.00


(xi)    Delinquent Contracts
                                                                                     Number                       Balance
                                                                                ---------------------------------------------------
           30-59 Days                                                                 1301                            11,121,716.08
           60-89 Days                                                                  420                             3,335,983.87
           90 Days or More                                                             384                             2,825,483.06
        Financed Vehicles Repossessed but not yet charged off                           87                               805,147.65

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                            0.1150157
Weighted Average Remaining Term of Remaining Portfolio                                         33.7509380

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                   0.0069889
     (ii)  Preceding Collection Period                                                          0.0085363
     (iii) Current Collection Period                                                            0.0061450
     (iv)  Three Month Average                                                                  0.0072234

Ending Portfolio Balance                                                                   482,809,812.24